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                                                                     EXHIBIT (J)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of Anchor Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Disclosure of Portfolio Holdings Policies and Procedures", and "Independent Registered Public Accounting Firm and Legal Counsel" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
April 4, 2007